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                                                                    EXHIBIT 23.1



                [ROBINSON, BRADSHAW & HINSON, P.A. LETTERHEAD]




                               August 28, 1996






Applied Analytical Industries, Inc.
5051 New Centre Drive
Wilmington, North Carolina 28403

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:


        We hereby consent to be named in the above-captioned Registration Statement and in the prospectus that constitutes Part I thereof as attorneys who will pass upon legal matters in connection with the validity of the shares of common stock, $.001 par value per share, offered thereby and to the continued inclusion of our opinion dated August 8, 1996 as Exhibit 5.0 thereto.



                                         Sincerely,

                                         ROBINSON, BRADSHAW & HINSON, P.A.

                                         /s/ Stephen M. Lynch
                                         --------------------
                                         Stephen M. Lynch